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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 28, 1997 accompanying the consolidated financial statements of Southern Mineral Corporation and Subsidiaries appearing in its Annual Report on Form 10-KSB for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP

GRANT THORNTON LLP

Houston, Texas

March 24, 1997